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                       CONSENT OF LAWRENCE F. SHAY, ESQ.


         As General Counsel, Vice President and Corporate Secretary of the Company, I hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of InterDigital Communications Corporation, Registration No. 333-85692, of my legal opinion dated April 5, 2002 concerning the validity of the shares offered under such Registration Statement, and I further consent to the use of my name under the section captioned "Legal Matters" in the Prospectus which is a part of such Registration Statement.



                                           /s/ Lawrence F. Shay
                                           --------------------------
                                           Lawrence F. Shay
                                           Vice President, General Counsel
                                           and Corporate Secretary


King of Prussia, Pennsylvania
June 7, 2002